UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 2007

Gateway Financial Holdings, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	000-33223	56-2264354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1580 LASKIN ROAD VIRGINIA BEACH VA	23451
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   757-422-8004

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

Effective June 1, 2007, Gateway Financial Holdings, Inc. (the "Corporation") acquired all outstanding shares of The Bank of Richmond, N.A. (OTC Bulletin Board: BRCH) in a cash and stock transaction. For each share of stock they own, Bank of Richmond shareholders will receive $30.05 in cash, 2.11174 shares of newly issued common stock of the Corporation, or a combination of both, subject to an overall allocation of 50% stock and 50% cash. The Corporation's transfer agent is in the process of collecting and tabulating the elections of Bank of Richmond shareholders to determine the allocation of shares and cash to each shareholder.

The Corporation is the holding company for the Bank, a full-service community bank with its principal offices in Elizabeth City, North Carolina. Following the acquisition, the bank has a total of 30 offices - 19 in Virginia: Virginia Beach (7), Chesapeake (3), Richmond (6), Suffolk, Norfolk and Emporia; and 11 in North Carolina: Elizabeth City (3), Edenton, Kitty Hawk (2), Moyock, Nags Head, Plymouth, Roper and Raleigh and a private banking center in Raleigh, North Carolina. The Bank also provides insurance through its Gateway Insurance Services, Inc. subsidiary, brokerage services through its Gateway Investment Services, Inc. subsidiary, and mortgage banking services through its Gateway Financial Mortgage, Inc. subsidiary. Visit the Bank's web site at www.gatewaybankandtrust.com.

The Common Stock of the Corporation is traded on the Nasdaq Global Market under the symbol GBTS.

Item 9.01. Financial Statements and Exhibits.

(b) Pro forma financial information is incorporated by reference to Note 10 to the Consolidated Financial Statements included in Part I, Item 1of the Quarterly Report on Form 10Q for the quarter ended June 30, 2007.

(d) Exhibit 99: Press Release

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gateway Financial Holdings, Inc. (Registrant)
August 14, 2007 (Date)	/s/ THEODORE L. SALTER Theodore L. Salter Senior Executive Vice President and Chief Financial Officer

Exhibit Index
99.1	Press release dated May 31, 2007